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                                  EXHIBIT B

             INTRAG INTERNATIONAL EQUITY INVEST (COMPANY FOR FUND
          MANAGEMENT) S.A. BOARD OF DIRECTORS and EXECUTIVE OFFICERS


Dr. Heinz Hammerli                   Chairman (General Manager, INTRAG (Zurich)
                                     INTRAG, Bahnhofstrasse 45, 8021 Zurich,
                                     Switzerland
Manuel Hauser                        Director (Executive Director, UBS -Intrag
                                     (Services) S.A.Luxembourg)
                                     INTRAG International Equity Invest
                                     (Company for Fund Management) S.A., 3-5,
                                     Place Winston Churchill, B.P. 134, 2011
                                     Luxembourg
Dr. Antoni M. Stankiewicz            Director (First Vice President, Union Bank
                                     of Switzerland, Zurich) Union Bank of
                                     Switzerland, Bahnhofstrasse 45, 8021
                                     Zurich, Switzerland